Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-86105, Form S-3 No. 333-35206, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 333-101666, Form S-3 No. 333-107836, Form S-3 No. 333-118595, Form S-3 No. 333-121297, Form S-3 No. 333-128929, Form S-3 No. 333-133786 and Form S-3 No. 333-139173) of Discovery Laboratories, Inc. and in related Prospectuses

(2) Registration Statement (Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-110412, Form S-8 No. 333-116268, Form S-8 No. 333-127790, Form S-8 No. 333-137643 and Form S-8 No. 333-138476) pertaining to the Amended and Restated 1988 Stock Incentive Plan of Discovery Laboratories, Inc.;

of our report dated March 7, 2007, with respect to the consolidated financial statements of Discovery Laboratories, Inc., our report dated March 7, 2007, with respect to Discovery Laboratories, Inc. management’s assessment of the effectiveness of internal control over financial reporting of Discovery Laboratories, Inc., included in this Annual Report (Form 10-K) of Discovery Laboratories, Inc.

/s/ Ernst & Young LLP

Philadelphia, PA
March 14, 2007